Exhibit 99.1

Name and Address of Additional Reporting Persons:

Mr. Carlos Slim Helú, Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. María Soumaya Slim Domit, Ms. Vanessa Paola Slim Domit and Ms. Johanna Monique Slim Domit (collectively, the “Slim Family”), each with the following address:

Paseo de Las Palmas #736
Colonia Lomas de Chapultepec
11000 Ciudad de México, México

Explanation of Responses:

Beneficial Ownership

As of the date of this filing, (i) Control Empresarial de Capitales S.A. de C.V. (“Control Empresarial”) owns 27,372,198 shares of Class A Common Stock, $0.001 par value per share (the “Class A Common Shares”) and (ii) the Slim Family, which are beneficiaries of a Mexican trust that in turn owns all of the issued and outstanding voting equity securities of Control Empresarial, may be deemed to beneficially own indirectly the Class A Common Shares beneficially owned by Control Empresarial. The Class A Common Shares beneficially owned by Control Empresarial constitute approximately 23.4% of the 116,926,814 issued and outstanding Class A Common Shares, as reported in the Form 10-K filed by the Issuer with the Securities and Exchange Commission (“SEC”) on February 12, 2026. As a result, the Slim Family may also be deemed to beneficially own approximately 23.4% of the 116,926,814 issued and outstanding Class A Common Shares, as reported in the Form 10-K filed by the Issuer with the SEC on February 12, 2026.

Signature Page

Carlos Slim Helú

Carlos Slim Domit	By:	/s/ Marco Antonio Slim Domit
Marco Antonio Slim Domit
Marco Antonio Slim Domit		Attorney-in-Fact*
March 4, 2026
Patrick Slim Domit

María Soumaya Slim Domit

Vanessa Paola Slim Domit

Johanna Monique Slim Domit

CONTROL EMPRESARIAL DE CAPITALES S.A. DE C.V.

By: Víctor Manuel Gutierrez Lopez
Title: Attorney-in-Fact

* See the Powers of Attorney for the members of the Slim Family and Control Empresarial, which are filed as exhibits to the Schedule 13D/A filed by the Slim Family and Control Empresarial with the SEC on March 4, 2026 in connection with their beneficial ownership of shares of Class A Common Stock, $0.001 par value per share of PBF Energy Inc., are hereby incorporated herein by reference.